EXHIBIT 5.1
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                LETTERHEAD OF PARKER CHAPIN FLATTAU & KLIMPL, LLP



                                                              August 24, 1998

TelePad Corporation
380 Herndon Parkway
Suite 1900
Herndon, Virginia  20170

Gentlemen:

               We have acted as counsel to TelePad Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 1,850,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") of which 900,000 were issued in May 1998 (the "Issued Shares"), and 950,000 are issuable upon the conversion of the Preferred Shares issued in May 1998 (the "Issuable Shares").

               Capitalized terms used herein and not defined shall have the meaning given to them in the Registration Statement.

               In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation as amended and restated to date, (ii) By-laws as amended to date and (iii) resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

               Based upon and subject to the foregoing, we are of the opinion that the Issued Shares have been validly issued and are fully paid and non-assessable, and that the Issuable Shares, when issued upon conversion and delivery pursuant to the terms of the Preferred Shares, will be validly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Parker Chapin Flattau & Klimpl, LLP

PARKER CHAPIN FLATTAU & KLIMPL, LLP